UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2017

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On April 18, 2017, Emmis Communications Corporation and certain of its subsidiaries (“Emmis”) entered into a Fourth Amendment to our 2014 Credit Agreement. The Fourth Amendment (i) eliminated the maximum Total Leverage Ratio covenant through May 31, 2018 and replaced it with a minimum Consolidated EBITDA covenant of $20.0 million, after which it reverts to a Total Leverage Ratio of 4.00:1.00 for the quarters ended August 31, 2018 and thereafter, (ii) reduced the Interest Coverage Ratio from 2.00:1.00 to 1.60:1.00, (iii) required Emmis to enter into definitive agreements by January 18, 2018 to sell assets that generate at least $80 million of sale proceeds and close such transactions no later than July 18, 2018, (iv) increased the Applicable Margin throughout the remainder of the term of the Credit Agreement to 6.00% for ABR Loans (as defined in the Credit Agreement) and 7.00% for Eurodollar Loans (as defined in the 2014 Credit Agreement) and increased the unused commitment fee on the revolving credit facility to 75 basis points, and (v) accelerated the maturity of the Term Loans to April 18, 2019 and the Revolving Loans to August 31, 2018. In addition to tightening or eliminating baskets and other credit enhancements for lenders, the Fourth Amendment contains ratcheting fees and premiums if the existing credit facility is not refinanced by July 18, 2018. The Fourth Amendment also required Emmis to pay a fee of 1.0% of the Term Loan and Revolving Commitment of each Lender that consented to the Fourth Amendment. This fee totaled $1.5 million and was recorded as additional original issue discount and is being amortized as interest expense over the remaining life of the 2014 Credit Agreement.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit	Description
10.1
Successor agent agreement and amendment to credit agreement dated as of April 18, 2017 by and among JPMorgan Chase Bank, N.A., in its capacity as the existing administrative agent, the Bank of New York Mellon, in its capacity as successor administrative agent, Emmis Operating Company, certain other subsidiaries of the Company and the lenders party thereto.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: April 24, 2017
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary